EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Val J. Christensen, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report of EnergySolutions, Inc. on Form 10-Q/A (Amendment No. 1) for the fiscal quarter ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in such Form 10-Q/A (Amendment No. 1) fairly presents in all material respects the financial condition and results of operations of EnergySolutions, Inc.

September 19, 2011

By:	/s/ VAL J. CHRISTENSEN
Val J. Christensen,
President and Chief Executive Officer

I, William R. Benz, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report of EnergySolutions, Inc. on Form 10-Q/A (Amendment No. 1) for the fiscal quarter ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in such Form 10-Q/A (Amendment No. 1) fairly presents in all material respects the financial condition and results of operations of EnergySolutions, Inc.

September 19, 2011

By:	/s/ WILLIAM R. BENZ
William R. Benz,
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to EnergySolutions, Inc. and will be retained by EnergySolutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.